As filed with the Securities and Exchange Commission on August 17, 2000
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          NEUROCRINE BIOSCIENCES, INC.
               (Exact name of Company as specified in its charter)

            DELAWARE                        33-0525145
     (State of incorporation)      (I.R.S. Employer Identification No.)

                           10555 SCIENCE CENTER DRIVE
                           SAN DIEGO, CALIFORNIA 92121
     (Address, including zip code, of Company's principal executive offices)

                        AMENDED 1992 INCENTIVE STOCK PLAN
                    AMENDED 1996 EMPLOYEE STOCK PURCHASE PLAN
                        AMENDED 1996 DIRECTOR OPTION PLAN
                            (Full title of the plans)

                                  GARY A. LYONS
                       President, Chief Executive Officer
                                  and Director
                           10555 Science Center Drive
                           San Diego, California 92121
                                 (858) 658-7600

(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                              John M. Newell, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                             San Francisco, CA 94111
                                 (415) 391-0600

                                         CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed      Proposed
                          Amount of      Maximum       Maximum
Title of Each Class        Shares        Offering      Aggregate    Amount of
 of Securities to           to be          Price       Offering    Registration
  be Registered           Registered    Per Share(1)    Price(1)       Fee
--------------------------------------------------------------------------------
Common Stock
   $0.001 par value.....  1,150,000     $ 32.65625   $ 37,554,688    $  9,915
================================================================================

1. Estimated solely for purposes of computing the registration fee for the 1,150,000 additional shares registered herewith. Pursuant to Rule 457(c), the proposed Maximum Offering Price Per Share is based on the high and low trading prices of the Company's Common Stock as reported on the Nasdaq National Market System on August 16, 2000.

                             INTRODUCTORY STATEMENT

              On May 24, 2000, the stockholders of Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), approved an additional 1,150,000 shares of the Company's Common Stock, par value of $0.001, for the following: 750,000 shares for the Amended 1992 Incentive Stock Plan, 300,000 shares for the Amended 1996 Employee Stock Purchase Plan and 100,000 shares for the Amended 1996 Director Option Plan (collectively the "Plans"). The Company previously filed Registration Statements on Form S-8 on October 21, 1996 (File No. 333-14589), July 22, 1997 (File no. 333-31791), June 26, 1998 (File No. 333-57875) and
September 15, 1999 (File No. 333-87127) to register 3,300,000,  800,000, 700,000 and 600,000 shares under the Plans, respectively. The contents of such Registration Statements are incorporated herein by reference.


                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.       PLAN INFORMATION.

         The Registrant will send or give the documents containing the information specified in this Item 1 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The Registrant will send or give the documents containing the information specified in this Item 2 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "SEC") by the Company, are incorporated by reference in this Registration Statement.

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000; and

(c)      Current Report on Form 8-K dated April 6, 2000.


                                   Page II-1

(d) The Company's definitive proxy statement dated April 27, 2000 filed in connection with its May 24, 2000 Annual Meeting of Stockholders;

(e) The description of the Registrant's Common Stock which is contained in items 1 and 2 of its Registration Statement on Form 8-A filed on June 16, 1997, pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 145 of the Delaware General Corporation Law generally allows the Company to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Company if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made
(i) by the Board of Directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Article VII of the Company's  Restated  Articles of  Incorporation  and
Article VI, Sections 6.1, 6.2 and 6.3 of the Company's Bylaws provide for indemnification of its directors and officers, and permit indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its officers and directors.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

                                   Page II-2

ITEM 8.       EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit
Number   Document
------   ----------------------------------------------------------------------
4.1      Form of Lock-Up Agreement (1)

4.2      Form of Common Stock Certificate (1)

4.3      Form of Warrant issued to existing warrant holders (1)

4.4 Form of Series A Warrant issued in connection with the execution by the Company of the Unit Purchase Agreement, dated January 19, 1996 by and between the Company, Neuroscience Pharma, Inc. and the investors signatory thereto (1)

4.5 New Registration Rights Agreement, dated March 29, 1996 by and among the Company and the investors signatory thereto (1)

5.1      Opinion of Latham & Watkins

23.1     Consent of Ernst & Young LLP, Independent Auditors

23.2     Consent of Latham & Watkins (contained in Exhibit 5.1)

24.1     Power of Attorney (see page II-5)
-----------
    (1) Incorporated by reference to the Company's registration Statement filed on April 3, 1996 on Form S-1, as amended (File No. 333-03172)


ITEM 9.       UNDERTAKINGS.

         (a) The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   Page II-3

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Restated Articles of Incorporation or the Bylaws of the Company, Indemnification Agreements entered into between the Company and its officers and directors, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   Page II-4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 17th day of August 2000.

                              NEUROCRINE BIOSCIENCES, INC.


                              By:    /s/ Gary A. Lyons
                              ----------------------------
                              Gary A. Lyons
                              President and Chief Executive Officer


                                   Page II-5

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gary A. Lyons and Paul W. Hawran his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature               Title                                    Date
---------               -----                                    ----


/s/ Gary A. Lyons       President, Chief Executive Officer and   August 17, 2000
---------------------   Director (Principal Executive Officer)
Gary A. Lyons


/s/ Paul W. Hawran      Chief Financial Officer                  August 17, 2000
---------------------   (Principal Financing and Accounting Officer)
Paul W. Hawran


/s/ Joseph A. Mollica   Chairman of the Board of Directors       August 17, 2000
---------------------
Joseph A. Mollica


/s/ Richard F. Pops     Director                                 August 17, 2000
---------------------
Richard F. Pops


/s/ Wylie W. Vale       Director                                 August 17, 2000
---------------------
Wylie W. Vale


/s/ Stephen A. Sherwin    Director                               August 17, 2000
-------------------------
Stephen A. Sherwin

                                   Page II-6

                                INDEX TO EXHIBITS



       Exhibit
       Number     Document
       -------    -------------------------------------------------------------
         4.1      Form of Lock-Up Agreement (1)

         4.2      Form of Common Stock Certificate (1)

         4.3      Form of Warrant issued to existing warrant holders (1)

         4.4 Form of Series A Warrant issued in connection with the execution by the Company of the Unit Purchase Agreement, dated January 19, 1996 by and between the Company, Neuroscience Pharma, Inc. and the investors signatory thereto (1)

         4.5 New Registration Rights Agreement, dated March 29, 1996 by and among the Company and the investors signatory thereto (1)

         5.1      Opinion of Latham & Watkins

         23.1     Consent of Ernst & Young LLP, Independent Auditors

         23.2     Consent of Latham & Watkins (contained in Exhibit 5.1)

         24.1     Power of Attorney (see page II-5)
         -------------------
          (1) Incorporated by reference to the Company's registration Statement filed on April 3, 1996 on Form S-1, as amended File No. 333-03172)

                                   Page II-7